UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2018, at the annual meeting of shareholders of Chipotle Mexican Grill, Inc., Chipotle’s shareholders approved the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan which had previously been approved by Chipotle’s Board of Directors. The Amended and Restated 2011 Stock Incentive Plan became effective as of May 22, 2018.

For a description of the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan, please see Proposal 4 in Chipotle’s definitive proxy statement for its 2018 annual meeting, filed with the Securities and Exchange Commission on March 30, 2018. The Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan was attached as Appendix A to the definitive proxy statement and is filed as Exhibit 10.1 to this report, and is incorporated herein by reference.

Also on May 22, 2018, Chipotle’s Board approved amendments to the pay policies for non-employee members of the Board. Under the revised pay policies, which are filed as Exhibit 10.2 to this report and incorporated herein by reference, directors may elect to receive, in lieu of cash payments to which they are entitled in connection with their service on the Board, Deferred Stock Units representing shares of Chipotle common stock. The Deferred Stock Units will be immediately vested and will result in issuance of shares of common stock upon the earlier of (i) an anniversary date of the issuance of such units, as selected by the director, and (ii) the director’s termination of service on the Board. The revised pay policies also provide that the $120,000 equity retainer that the non-employee members of the Board receive each year will be paid in RSUs that vest on the first anniversary of the grant date.

The foregoing descriptions are qualified in their entirety by reference to the Exhibits filed with this report and to the other descriptions referred to herein.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Chipotle held its annual meeting of shareholders on May 22, 2018. At the annual meeting, shareholders voted on the matters set forth below. The final voting results were as follows:

(1) Election of directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Al Baldocchi	19,680,355	459,327	4,866,161
Paul Cappuccio	19,779,624	360,058
Steve Ells	19,795,886	343,796
Neil Flanzraich	18,989,977	1,149,705
Robin Hickenlooper	19,965,312	174,370
Kimbal Musk	19,910,012	229,670
Ali Namvar	19,708,238	431,444
Brian Niccol	19,999,889	139,793
Matthew Paull	19,674,833	464,849

(2) An advisory vote to approve the compensation of our executive officers as disclosed in our proxy statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,327,504	784,472	27,706	4,866,161

(3) Ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,691,413	271,514	42,916	—

(4) Approval of the Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan to authorize the issuance of an additional 1,270,000 shares of common stock under the plan and make other changes to the terms of the plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,604,647	1,514,675	20,360	4,866,161

A shareholder proposal that was included in the proxy statement requesting that the Board undertake steps to permit shareholder action by written consent without a meeting was not presented at the meeting, and as a result there was no voting on that proposal.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Index

Exhibit 10.1	Amended and Restated Chipotle Mexican Grill, Inc. 2011 Stock Incentive Plan

Exhibit 10.2	Board Pay Policies effective May 22, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

May 24, 2018	By:	/s/ Jack Hartung
		Name:	Jack Hartung
		Title:	Chief Financial Officer